Exhibit 99

Psychiatric Solutions Announces Second Quarter 2010 Earnings of $0.69 per Diluted Share on 7.7% Growth in Same-Facility Revenue

FRANKLIN, Tenn.--(BUSINESS WIRE)--August 4, 2010--Psychiatric Solutions, Inc. (“PSI”) (NASDAQ: PSYS) today announced financial results for the second quarter ended June 30, 2010. Revenue increased 10.4% for the quarter to $502.7 million from $455.3 million for the second quarter of 2009. Income from continuing operations attributable to PSI stockholders increased 12.9% to $39.0 million for the second quarter of 2010 from $34.6 million for the second quarter last year, and 11.3% per diluted share to $0.69 from $0.62. Results for the second quarter of 2010 included transaction costs of approximately $6.4 million, which are related to PSI’s previously announced definitive agreement providing for the acquisition of PSI by Universal Health Services, Inc. (“UHS”).

PSI’s same-facility revenue for the second quarter of 2010 grew 7.7% from the second quarter last year, primarily due to a 4.2% increase in patient days and a 3.3% increase in revenue per patient day. The Company expanded its same-facility EBITDA margin by 100 basis points to 24.0% for the second quarter from 23.0% for the second quarter of 2009. Consolidated adjusted EBITDA increased to $97.4 million, or 19.4% of revenue, for the second quarter of 2010 from $89.6 million, or 19.7% of revenue, for the second quarter last year. A reconciliation of all GAAP and non-GAAP financial results in this release can be found on page 7.

Net cash from continuing operating activities for the second quarter of 2010 increased 25.9% from the second quarter of 2009 to $99.1 million. Capital expenditures, primarily for maintenance and the addition of beds to existing facilities, totaled $28.1 million for the quarter. PSI made $56.7 million of principal payments on long-term debt during the quarter, including a $50 million optional prepayment on its senior secured term loan. PSI’s ratio of debt to total capitalization improved to 50.6% at the end of the second quarter of 2010 from 52.8% at the end of the first quarter of 2010 and 56.5% at the end of the second quarter of 2009. In addition, the ratio of debt to adjusted EBITDA for the trailing 12 months improved to 3.3 at the end of the quarter just ended from 3.5 at the end of the first quarter of 2010 and 3.8 at the end of the second quarter last year. PSI completed the second quarter of 2010 with $49.7 million in cash and cash equivalents and no borrowings under its $300 million revolving credit facility.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement with UHS; (2) the outcome of any legal proceedings that have been or may be instituted against PSI and others relating to the merger agreement or other matters; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger, including the expiration or termination of any waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (4) the failure of UHS to obtain the necessary debt financing to consummate the merger; (5) the failure of the merger to close for any other reason; (6) risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (7) the effect of the pending merger on PSI’s physician and patient relationships, operating results and business generally; (8) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of the debt financing that will be obtained for the merger; (9) the merger agreement restricts PSI’s ability to take certain actions without UHS’ approval, including making certain acquisition, dispositions, investments or capital expenditures and entering into, terminating or amending material contracts; (10) general economic and business conditions; (11) PSI’s ability to comply with applicable licensure and accreditation requirements; (12) risks inherent to the health care industry, including government investigations, the impact of unforeseen changes in regulation, decreases in reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients, stockholders and others; (13) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; and (14) PSI’s ability to improve the operations of its inpatient facilities and successfully integrate recently acquired operations. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults and is the largest operator of owned or leased freestanding psychiatric inpatient facilities with over 11,000 beds in 32 states, Puerto Rico and the U.S. Virgin Islands. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.

Additional Information about the Proposed Merger and Where You Can Find It

PSI has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and other relevant materials in connection with the proposed acquisition of PSI by UHS, and intends to file a definitive proxy statement and other relevant materials in connection with the proposed acquisition. The definitive proxy statement will be mailed to PSI’s stockholders. Before making any voting or investment decisions with respect to the transaction, investors and security holders of PSI are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction, PSI and UHS. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain a free copy of the documents filed with the SEC from PSI by directing such request by mail or telephone to Psychiatric Solutions, Inc., 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067, Attention: Brent Turner, Executive Vice President, Finance and Administration, telephone: (615) 312-5700, or from PSI’s website, located at www.psysolutions.com.

Participants in the Solicitation

PSI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger. Information about PSI’s directors and executive officers is set forth in PSI’s definitive proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Additional information regarding the interests of the participants in the solicitation of proxies in connection with the merger is included in the Company’s preliminary proxy statement relating to the merger.

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except for per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenue	$502,694	$455,287	$978,650	$889,217

Salaries, wages and employee benefits (including share-based compensation of $4,282, $4,457, $7,792 and $9,276 for the respective three and six month periods in 2010 and 2009)	263,298	249,904	522,773	494,190
Professional fees	50,718	42,362	95,646	82,292
Supplies	24,304	23,492	47,982	46,412
Rentals and leases	4,843	5,049	9,678	10,129
Other operating expenses	56,316	40,821	107,211	82,087
Provision for doubtful accounts	10,104	8,290	21,937	16,752
Depreciation and amortization	12,879	10,915	25,269	21,468
Interest expense	16,553	18,103	33,051	34,712
	439,015	398,936	863,547	788,042
Income from continuing operations before income taxes	63,679	56,351	115,103	101,175
Provision for income taxes	24,612	21,565	44,295	38,729
Income from continuing operations	39,067	34,786	70,808	62,446
Loss from discontinued operations, net of taxes	(3,929)	(172)	(7,425)	(311)
Net income	35,138	34,614	63,383	62,135
Less: Net income attributable to noncontrolling interest	(18)	(206)	(50)	(345)
Net income attributable to PSI stockholders	$35,120	$34,408	$63,333	$61,790

Basic earnings per share:
Income from continuing operations attributable to PSI stockholders	$0.70	$0.62	$1.27	$1.12
Loss from discontinued operations, net of taxes	(0.07)	-	(0.14)	(0.01)
Net income attributable to PSI stockholders	$0.63	$0.62	$1.13	$1.11

Diluted earnings per share:
Income from continuing operations attributable to PSI stockholders	$0.69	$0.62	$1.25	$1.11
Loss from discontinued operations, net of taxes	(0.07)	-	(0.13)	(0.01)
Net income attributable to PSI stockholders	$0.62	$0.62	$1.12	$1.10

Shares used in computing per share amounts:
Basic	55,889	55,559	55,802	55,531
Diluted	56,995	55,921	56,691	55,948

Amounts attributable to PSI stockholders:
Income from continuing operations	$39,049	$34,580	$70,758	$62,101
Loss from discontinued operations, net of taxes	(3,929)	(172)	(7,425)	(311)
Net income	$35,120	$34,408	$63,333	$61,790

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30,	December 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$49,698	$6,815
Accounts receivable, less allowance for doubtful accounts of $56,120 and $51,894, respectively	254,412	249,439
Other current assets	85,760	105,166
Total current assets	389,870	361,420
Property and equipment, net of accumulated depreciation	965,833	931,730
Cost in excess of net assets acquired	1,153,111	1,153,111
Other assets	58,959	60,979
Total assets	$2,567,773	$2,507,240

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,057	$35,397
Salaries and benefits payable	100,101	81,129
Other accrued liabilities	74,304	62,036
Current portion of long-term debt	4,742	4,940
Total current liabilities	220,204	183,502
Long-term debt, less current portion	1,125,625	1,182,139
Deferred tax liability	82,260	81,137
Other liabilities	32,932	25,790
Total liabilities	1,461,021	1,472,568
Redeemable noncontrolling interest	4,336	4,337
Total stockholders' equity	1,102,416	1,030,335
Total liabilities and stockholders' equity	$2,567,773	$2,507,240

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2010	2009

Operating activities:
Net income	$63,383	$62,135
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	25,269	21,468
Amortization of loan costs and bond discount	3,136	2,034
Share-based compensation	7,792	9,276
Change in income tax assets and liabilities	15,849	21,579
Loss from discontinued operations, net of taxes	7,425	311
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(4,973)	(2,125)
Prepaids and other current assets	1,180	547
Accounts payable	7,586	(2,646)
Salaries and benefits payable	18,972	2,848
Accrued liabilities and other liabilities	9,542	2,681
Net cash provided by continuing operating activities	155,161	118,108
Net cash provided by discontinued operating activities	1,656	142
Net cash provided by operating activities	156,817	118,250

Investing activities:
Cash paid for real estate acquisitions	-	(18,996)
Capital purchases of property and equipment	(57,605)	(62,141)
Other assets	(112)	430
Net cash used in continuing investing activities	(57,717)	(80,707)
Net cash used in discontinued investing activities	(12)	(499)
Net cash used in investing activities	(57,729)	(81,206)

Financing activities:
Net decrease in revolving credit facility	-	(169,333)
Borrowings on long-term debt	-	106,500
Principal payments on long-term debt	(57,999)	(2,553)
Payment of loan and issuance costs	(22)	(8,110)
Distributions to noncontrolling interests	(51)	-
Repurchase of common stock upon restricted stock vesting	(490)	(953)
Proceeds from exercises of common stock options	2,357	390
Net cash used in financing activities	(56,205)	(74,059)
Net increase (decrease) in cash	42,883	(37,015)
Cash and cash equivalents at beginning of the period	6,815	51,271
Cash and cash equivalents at end of the period	$49,698	$14,256

	PSYCHIATRIC SOLUTIONS, INC.
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA
	(Unaudited, in thousands)

		Three Months Ended June 30,		Six Months Ended June 30,
		2010	2009	2010	2009

	Income from continuing operations attributable to PSI stockholders	$39,049	$34,580	$70,758	$62,101
	Provision for income taxes	24,612	21,565	44,295	38,729
	Interest expense	16,553	18,103	33,051	34,712
	Depreciation and amortization	12,879	10,915	25,269	21,468
	EBITDA(a)	93,093	85,163	173,373	157,010
	Other expenses:
	Share-based compensation	4,282	4,457	7,792	9,276
	Adjusted EBITDA(a)	$97,375	$89,620	$181,165	$166,286

(a)

EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as income from continuing operations attributable to stockholders before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as income from continuing operations attributable to stockholders before interest expense (net of interest income), income taxes, depreciation, amortization, and other items included in the caption above labeled “Other expenses”. These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI’s management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI’s overall performance and to compare PSI’s current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

PSYCHIATRIC SOLUTIONS, INC.
OPERATING STATISTICS - OWNED FACILITIES
(Unaudited)
(Revenue in thousands)

	Three Months Ended June 30,		%
	2010	2009	Change
Same-facility results:
Revenue	$456,653	$423,889	7.7%
Admissions	48,504	44,821	8.2%
Patient days	760,508	729,539	4.2%
Average length of stay(a)	15.7	16.3	-3.7%
Revenue per patient day(b)	$600	$581	3.3%
EBITDA margin	24.0%	23.0%	100 bps

Total facility results:
Revenue	$467,119	$423,889	10.2%
Admissions	49,870	44,821	11.3%
Patient days	773,205	729,539	6.0%
Average length of stay(a)	15.5	16.3	-4.9%
Revenue per patient day(b)	$604	$581	4.0%
EBITDA margin	24.0%	23.0%	100 bps

	Six Months Ended June 30,		%
	2010	2009	Change
Same-facility results:
Revenue	$889,098	$827,892	7.4%
Admissions	95,991	88,082	9.0%
Patient days	1,500,653	1,428,772	5.0%
Average length of stay(a)	15.6	16.2	-3.7%
Revenue per patient day(b)	$592	$579	2.2%
EBITDA margin	22.8%	21.9%	90 bps

Total facility results:
Revenue	$909,888	$827,892	9.9%
Admissions	98,675	88,082	12.0%
Patient days	1,525,445	1,428,772	6.8%
Average length of stay(a)	15.5	16.2	-4.3%
Revenue per patient day(b)	$596	$579	2.9%
EBITDA margin	22.8%	21.9%	90 bps

(a)	Average length of stay is defined as patient days divided by admissions.
(b)	Revenue per patient day is defined as owned facility revenue divided by patient days.

CONTACT:
Psychiatric Solutions, Inc.
Brent Turner, 615-312-5700
Executive Vice President, Finance and Administration